UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 14, 2014

PIONEER POWER SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35212	27-1347616
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Kelby Street, 9th Floor

Fort Lee, New Jersey 07024

(Address of principal executive offices)

(212) 867-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of the Company held on May 14, 2014, the proposals listed below were submitted to a vote of the stockholders through the solicitation of proxies. The proposals are described in the Company’s Proxy Statement for the 2014 Annual Meeting of Stockholders. Each of the proposals was approved by the stockholders. The voting results are set forth below:

Proposal 1 – Electing the eight director nominees named in the Proxy Statement.

Each of the following individuals was elected as a director, based on the voting results shown below, to serve until the 2015 Annual Meeting of Stockholders or until his successor is duly elected and qualified:

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Nathan J. Mazurek	5,543,265	59,009	952,734
Andrew Minkow	5,543,265	59,009	952,734
Thomas Klink	5,543,265	59,009	952,734
Yossi Cohn	5,602,174	100	952,734
David J. Landes	5,543,265	59,009	952,734
Ian Ross	5,602,174	100	952,734
David Tesler	5,602,174	100	952,734
Jonathan Tulkoff	5,602,174	100	952,734

Proposal 2 – Advisory approval of the Company’s executive compensation.

The Company's executive compensation as described in the Proxy Statement was approved by the non-binding advisory votes of the stockholders set forth in the table below:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
5,600,174	1,100	1,000	952,734

Proposal 3 – Recommended frequency of advisory votes on executive compensation.

The result of the vote on whether an advisory vote on executive compensation should be held every one, two or three years was as follows:

Votes for 1 Year	Votes for 2 Years	Votes for 3 Years	Votes Abstaining
840,703	1,000	4,759,271	1,300

In light of the outcome of the advisory vote on whether an advisory vote on executive compensation should be held every one, two or three years, the Company intends to hold such an advisory vote every three years.

Proposal 4 – Appointment of independent registered public accountant.

The appointment of BDO USA, LLP as the Company's independent registered public accounting firm for fiscal 2014 was ratified by the stockholders, by the votes set forth in the table below:

Votes For	Votes Against	Votes Abstaining
6,555,008	-	-

The results reported above are final voting results. No other matters were considered or voted upon at the meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

And Secretary
PIONEER POWER SOLUTIONS, inc.

Date: May 16, 2014	By:	/s/ Andrew Minkow
	Name:	Andrew Minkow
	Title:	Chief Financial Officer and Secretary